Media Contact:  Gary Mickelson, 479-290-6111
Investor Contact:  Ruth Ann Wisener, 479-290-4235

TYSON REPORTS FIRST QUARTER
FISCAL 2011 RESULTS

●	1st quarter 2011 EPS was $0.78 compared to $0.42 last year
	●	This included $11 million, or $0.03 per diluted share, related to a gain on a sale of interests in an equity method investment
●	1st quarter Sales were $7.6 billion, up 14.8% compared to last year
●	Overall operating margin was 6.5%:
	●	Chicken operating income $181 million, or 6.9% of sales
	●	Beef operating income $116 million, or 3.6% of sales
	●	Pork operating income $177 million, or 14.3% of sales
	●	Prepared Foods operating income $28 million, or 3.5% of sales

Springdale, Arkansas – February 4, 2011 – Tyson Foods, Inc. (NYSE: TSN), today reported the following results:

(in millions, except per share data)	First Quarter
	2011	2010
Sales	$7,615	$6,635
Operating Income	498	314

Net Income	294	159
Less: Net Loss Attributable to Noncontrolling Interest	(4)	(1)
Net Income Attributable to Tyson	$298	$160

Net Income Per Diluted Share Attributable to Tyson	$0.78	$0.42

●	First Quarter fiscal 2011 included an $11 million, or $0.03 per diluted share, gain related to a sale of interests in an equity method investment.

“Tyson produced record sales and earnings for the fiscal first quarter of 2011,” said Donnie Smith, president and chief executive officer of Tyson Foods.  “The Chicken, Beef and Pork segments produced operating income in or above their normalized ranges.  With strong operating cash flows, we reduced our net debt to a 10-year low of $1.4 billion, down $132 million from the fiscal fourth quarter of 2010.  Return on invested capital was strong at 26%.

“Our performance is due to on-going, sustainable operational improvements across all four segments,” Smith said.  “Our view of 2011 is basically the same as it was a few months ago.  Beef and Pork are off to a great start, and their combined results in 2011 should be similar to 2010. Since 2008, our Chicken segment has produced approximately $600 million in performance improvements, with nearly all of that amount coming from operational efficiencies. There are more opportunities to realize, which will contribute to Chicken’s profitability in the remaining quarters of the fiscal year.

“Because of the structural changes we’ve made throughout our businesses, we are competing effectively, even within the volatile markets we’re facing,” Smith said.  “While 2011 will have its challenges, it has the potential to be comparable to 2010.”

Segment Performance Review (in millions)

Sales
(for the first quarter ended January 1, 2011, and January 2, 2010)
	First Quarter
			Volume	Avg. Price
	2011	2010	Change	Change
Chicken	$2,619	$2,425	8.4%	(0.4)%
Beef	3,185	2,717	0.7%	16.4%
Pork	1,238	947	5.8%	23.5%
Prepared Foods	806	713	0.3%	12.6%
Other	8	0	n/a	n/a
Intersegment Sales	(241)	(167)	n/a	n/a
Total	$7,615	$6,635	4.5%	9.8%

Operating Income (Loss)
(for the first quarter ended January 1, 2011, and January 2, 2010)
	First Quarter
			Operating Margin %
	2011	2010	2011	2010
Chicken	$181	$78	6.9%	3.2%
Beef	116	119	3.6%	4.4%
Pork	177	62	14.3%	6.5%
Prepared Foods	28	55	3.5%	7.7%
Other	(4)	0	n/a	n/a
Total	$498	$314	6.5%	4.7%

Fiscal 2011 Outlook
In fiscal 2011, overall domestic protein (chicken, beef, pork and turkey) production is expected to slightly increase. Because exports are likely to grow as well, we forecast total domestic availability of protein to be down slightly compared to fiscal 2010, which should continue to support pricing. The following is a summary of the fiscal 2011 outlook for each of our segments, as well as an outlook on capital expenditures, net interest expense and debt:

●
Chicken – Going into fiscal 2011, we planned seasonal production cutbacks, which we then continued into our second quarter in order to match our supply with customer demand. Based on USDA data, we expect industry production will increase from fiscal 2010 levels. In addition, current futures prices indicate higher grain costs in fiscal 2011 compared to fiscal 2010 of approximately $500 million. We expect to offset a significant portion of the increased grain costs and the impact of additional supplies with operational, pricing and mix improvements.

●
Because of these factors, we expect our operating margins will be lower for the remainder of fiscal 2011, as compared to the first quarter fiscal 2011. Unlike fiscal 2008 when the industry experienced a similar production and grain cost environment, we expect to remain profitable during the remainder of fiscal 2011. Our expectations are based on the significant operational improvements of approximately $600 million realized since 2008. Additionally, a significant portion of our increased capital expenditures focused on spending for production and labor efficiencies, yield improvements and sales mix flexibility. These improvements, which began in late fiscal 2010 and are scheduled to continue into fiscal 2011, are expected to result in an additional $200 million of savings in fiscal 2011.

●
Beef – We expect to see a gradual reduction in fed cattle supplies of 1-2% for the remainder of fiscal 2011 as compared to fiscal 2010, while live weights should increase. We do not expect a significant change in the fundamentals of our Beef business for the balance of fiscal 2011. We expect adequate supplies in the regions we operate our plants and for beef exports to remain strong in fiscal 2011.

●
Pork – We expect hog supplies in fiscal 2011 to be comparable to fiscal 2010 and to be adequate in the regions in which we operate. We expect pork exports to remain strong in fiscal 2011. Our first quarter of fiscal 2011 was a record quarter due to strong exports and demand. While we expect results should remain above our normalized range for the balance of the fiscal year, we do not expect the remainder of fiscal 2011 to be at our first quarter levels.

●
Prepared Foods – We expect operational improvements and increased pricing to offset the likely increase in raw material costs in fiscal 2011. Because many of our sales contracts are formula based or shorter-term in nature, we are typically able to offset rising input costs through increased pricing. However, there is a lag time for price increases to take effect, which is what we experienced during the first quarter of fiscal 2011.

Fiscal 2011 Outlook continued
●	Capital Expenditures – We expect fiscal 2011 capital expenditures to be approximately $700 million.
●	Net Interest Expense – We expect fiscal 2011 net interest expense will be approximately $245 million, down nearly $90 million compared to fiscal 2010.
●
Debt – We will continue to use our available cash to repurchase notes when available at attractive rates. The only significant maturities of debt coming due over the next three fiscal years (2011-2013) are our 8.25% Notes due October 1, 2011, of which the balance was $315 million at January 1, 2011. We plan to retire these notes with current cash on hand and/or cash flows from operations.

Segment Performance Review

Chicken Segment Results
in millions	Three Months Ended
	January 1, 2011	January 2, 2010	Change
Sales	$2,619	$2,425	$194
Sales Volume Change			8.4%
Average Sales Price Change			(0.4)%

Operating Income	$181	$78	$103
Operating Margin	6.9%	3.2%

First quarter – Fiscal 2011 vs Fiscal 2010
●	Operating Income –
●
Operational Improvements – Operating results were positively impacted by an increase in sales volume and operational improvements, which included: yield, mix and live production performance improvements; additional processing flexibility; and reduced interplant product movement.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to grain and energy purchases. These amounts exclude the impact from related physical purchase transactions, which impact current and future period operating results.

Income - in millions	Qtr
2011	$51
2010	1
Improvement in operating results	$50

Beef Segment Results
in millions	Three Months Ended
	January 1, 2011	January 2, 2010	Change
Sales	$3,185	$2,717	$468
Sales Volume Change			0.7%
Average Sales Price Change			16.4%

Operating Income	$116	$119	$(3)
Operating Margin	3.6%	4.4%

First quarter – Fiscal 2011 vs Fiscal 2010
●	Sales and Operating Income –
●
We have sustained our operating income by maximizing our revenues relative to the rising live cattle markets, partially attributable to strong export sales. This was partially offset by an increase in operating costs.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live cattle. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income / (Loss) - in millions	Qtr
2011	$(9)
2010	6
Decline in operating results	$(15)

Pork Segment Results
in millions	Three Months Ended
	January 1, 2011	January 2, 2010	Change
Sales	$1,238	$947	$291
Sales Volume Change			5.8%
Average Sales Price Change			23.5%

Operating Income	$177	$62	$115
Operating Margin	14.3%	6.5%

First quarter – Fiscal 2011 vs Fiscal 2010
●	Sales and Operating Income –
	●	We increased our operating margins by maximizing our revenues relative to the live hog markets, partially attributable to strong export sales and operational and mix performance.
●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live hogs. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr
2011	$13
2010	(7)
Improvement in operating results	$20

Prepared Foods Segment Results
in millions	Three Months Ended
	January 1, 2011	January 2, 2010	Change
Sales	$806	$713	$93
Sales Volume Change			0.3%
Average Sales Price Change			12.6%

Operating Income	$28	$55	$(27)
Operating Margin	3.5%	7.7%

First quarter – Fiscal 2011 vs Fiscal 2010
●
Operating income declined due to an increase in raw material costs that exceeded the increase in our average sales prices. In the first quarter of fiscal 2010, we received $8 million in insurance proceeds related to the flood damage at our Jefferson, Wisconsin, plant.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	January 1, 2011	January 2, 2010

Sales	$7,615	$6,635
Cost of Sales	6,871	6,106
Gross Profit	744	529

Selling, General and Administrative	246	215
Operating Income	498	314
Other (Income) Expense:
Interest income	(3)	(3)
Interest expense	66	80
Other, net	(10)	1
Total Other (Income) Expense	53	78
Income before Income Taxes	445	236
Income Tax Expense	151	77
Net Income	294	159
Less: Net Loss Attributable to Noncontrolling Interest	(4)	(1)
Net Income Attributable to Tyson	$298	$160

Weighted Average Shares Outstanding:
Class A Basic	304	303
Class B Basic	70	70
Diluted	379	377
Net Income Per Share Attributable to Tyson:
Class A Basic	$0.81	$0.44
Class B Basic	$0.73	$0.39
Diluted	$0.78	$0.42
Cash Dividends Per Share:
Class A	$0.040	$0.040
Class B	$0.036	$0.036

Sales Growth	14.8%
Margins: (Percent of Sales)
Gross Profit	9.8%	8.0%
Operating Income	6.5%	4.7%
Net Income Attributable to Tyson	3.9%	2.4%
Effective Tax Rate	34.0%	32.9%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	January 1, 2011	October 2, 2010
Assets
Current Assets:
Cash and cash equivalents	$1,122	$978
Accounts receivable, net	1,180	1,198
Inventories, net	2,489	2,274
Other current assets	162	168
Total Current Assets	4,953	4,618
Net Property, Plant and Equipment	3,714	3,674
Goodwill	1,894	1,893
Intangible Assets	163	166
Other Assets	466	401
Total Assets	$11,190	$10,752

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$424	$401
Accounts payable	1,212	1,110
Other current liabilities	1,009	1,034
Total Current Liabilities	2,645	2,545
Long-Term Debt	2,124	2,135
Deferred Income Taxes	354	321
Other Liabilities	520	486
Redeemable Noncontrolling Interest	63	64

Total Tyson Shareholders’ Equity	5,445	5,166
Noncontrolling Interest	39	35
Total Shareholders’ Equity	5,484	5,201

Total Liabilities and Shareholders’ Equity	$11,190	$10,752

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	January 1, 2011	January 2, 2010
Cash Flows From Operating Activities:
Net income	$294	$159
Depreciation and amortization	128	123
Deferred income taxes	39	3
Other, net	20	5
Net changes in working capital	(110)	257
Cash Provided by Operating Activities	371	547

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(158)	(113)
Purchases of marketable securities	(92)	(10)
Proceeds from sale of marketable securities	13	9
Other, net	23	18
Cash Used for Investing Activities	(214)	(96)

Cash Flows From Financing Activities:
Payments on debt	(45)	(76)
Net proceeds from borrowings	44	9
Purchases of treasury shares	(7)	(17)
Dividends	(15)	(15)
Other, net	10	3
Cash Used for Financing Activities	(13)	(96)

Effect of Exchange Rate Change on Cash	0	5

Increase in Cash and Cash Equivalents	144	360
Cash and Cash Equivalents at Beginning of Year	978	1,004
Cash and Cash Equivalents at End of Period	$1,122	$1,364

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is one of the world’s largest processors and marketers of chicken, beef and pork, the second-largest food production company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products and is the recognized market leader in the retail and foodservice markets it serves. Tyson provides products and service to customers throughout the United States and more than 100 countries. The company has approximately 115,000 Team Members employed at more than 400 facilities and offices in the United States and around the world. Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

A conference call to discuss the Company’s financial results will be held at 9 a.m. Eastern Friday, February 4, 2011. To listen live via telephone, call 888-957-9823. A pass code will be required to join the call. The pass code is Tyson Foods. International callers dial 630-395-0355. The call also will be webcast live on the Internet at http://ir.tyson.com. Financial information, such as this news release, as well as other supplemental data, including Company distribution channel information, can be accessed from the Company’s web site at http://ir.tyson.com. A telephone replay will be available through March 4, 2011 at 800-253-1054.

Forward-Looking Statements

Certain information contained in the press release may constitute forward-looking statements, such as statements relating to expected earnings and results. These forward-looking statements are subject to a number of factors and uncertainties which could cause our actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity purchasing activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xv) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of advertising and marketing programs; and (xvii) those factors listed under Item 1A. “Risk Factors” included in our October 2, 2010, Annual Report filed on Form 10-K.